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                                                                    EXHIBIT 10.1

                               EIGHTH AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    WESTCOAST HOSPITALITY LIMITED PARTNERSHIP



         THIS EIGHTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of November 1, 1997 (the "Amendment"), is dated for reference purposes September 20, 2005.

         WHEREAS, the Partners have previously entered into that certain Amended and Restated Agreement of Limited Partnership of Cavanaughs Hospitality Limited Partnership dated as of November 1, 1997, as amended from time to time thereafter ("Partnership Agreement"); and

         WHEREAS, pursuant to authority granted to the General Partner by
Section 2.2 and Section 14.B(4) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to change the name of the Partnership as set forth in this document ("Seventh Amendment");

         NOW, THEREFORE, that for good and adequate consideration, the receipt of which is hereby acknowledged, the Partnership Agreement is hereby amended as follows:

1. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Partnership Agreement.

2.       Section 2.2 is amended to read as follows:

         Section 2.2 Name

         The name of the Partnership shall be Red Lion Hotels Limited Partnership. Subject to the provisions of Section 7.5.C of the Agreement, the Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner, any Affiliate or such other business name as the General Partner shall determine. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so require. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

3. In view of the fact that the General Partner has changed its name to Red Lion Hotels Corporation, the term "RLH" is substituted for the term "WHC" wherever it appears in the Partnership Agreement.

4. Scope of Amendment. Except as expressly modified or amended by this Amendment, the Agreement shall remain in full force and effect and be binding on the parties in accordance

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with its terms. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first above written.


                                           GENERAL PARTNER:

                                           RED LION HOTELS CORPORATION


                                           By /s/ Arthur M. Coffey
                                              --------------------
                                              Arthur M. Coffey, President